EXHIBIT 32

In connection with the Annual Report of Rockdale Resources Corporation (the "Company") on Form 10-K for the period ending December 31, 2012 as filed with the Securities and Exchange Commission (the "Report"), Marc Spezialy, the Company’s Principal Executive and Financial Officer, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

April 1, 2013                                                  /s/ Marc Spezialy
Marc Spezialy, Principal Executive Officer
and Financial Officer